Exhibit 23.3





                                   June 24, 1997




                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-25183) of United Waste Systems, Inc., for the registration of up to 613,463 shares of its common stock, of our report dated November 21, 1995 with respect o the combined financial statements of Carmel Marina Corporation and Affiliates as of December 31, 1994, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                   Hanson Rotter Green
                                   Certified Public Accountants